As filed with the Securities and Exchange Commission on October 17, 1997
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              THE FINOVA GROUP INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Delaware                                            86-0695381
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                           FINOVA CAPITAL CORPORATION
             (Exact Name of Registrant As Specified in Its Charter)

            Delaware                                            94-1278569
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              Samuel L. Eichenfield
                 Chairman, President and Chief Executive Officer
                              The FINOVA Group Inc.
                           FINOVA Capital Corporation
                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
               --------------------------------------------------
                  Please send copies of all communications to:

      Richard Lieberman                 Karen E. Bertero                       Paul C. Pringle
       Vice President -            Gibson, Dunn & Crutcher LLP                Brown & Wood LLP
  Assistant General Counsel          333 South Grand Avenue                 555 California Street
    The FINOVA Group Inc.         Los Angeles, California 90071     San Francisco, California 94104-1715
  1850 North Central Avenue              (213) 229-7000                        (415) 772-1200
        P.O. Box 2209
 Phoenix, Arizona 85002-2209
        (602) 207-6900

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed Maximum       Proposed Maximum
                                                Amount To Be      Aggregate Price Per     Aggregate Offering         Amount Of
   Title Of Securities To Be Registered        Registered(1)              Unit               Price(1)(2)        Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)
--------------------------------------------
Common Stock - par value $.01 per
share(5)(6)
--------------------------------------------
Preferred Stock - par value $.01 per           $2,000,000,000             (2)               $2,000,000,000          $606,060.60
share(7)
--------------------------------------------
Depositary Shares(8)
--------------------------------------------
Warrants(9)
--------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $2,000,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by the Registrants.
(5) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time, by the Registrants, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of the Registrants. There also is being registered hereunder an indeterminate number of shares of common stock, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of the Registrants, as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of Warrants registered hereby.
(6) Includes the preferred stock purchase rights of The FINOVA Group Inc. which initially are attached to and trade with the shares of common stock of The FINOVA Group Inc. being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of such common stock.
(7) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time, by the Registrants. There also is being registered hereunder an indeterminate number of shares of preferred stock as shall be issuable upon exercise of Warrants registered hereby.
(8) Subject to footnote 1, there is being registered hereunder an indeterminate number of depositary shares as may be sold from time to time, by the Registrants.
(9) Subject to footnote 1, there is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of common stock or preferred stock of the Registrants, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of such Registrants, as the case may be, registered hereby.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 17, 1997

Prospectus                                                         [FINOVA Logo]
----------

                          [The FINOVA Group Inc. logo]
                        [FINOVA Capital Corporation logo]


By this prospectus, we may offer up to
$2,000,000,000 of our:


DEBT  SECURITIES
COMMON  STOCK   (including,   for  The    We will provide the specific  terms of
  FINOVA Group Inc., Rights to these securities in supplements to Purchase Junior Participating this prospectus. You should read this
  Preferred Stock)                        prospectus    and   the    supplements
PREFERRED STOCK                           carefully before you invest.
DEPOSITARY SHARES
WARRANTS

FINOVA Capital Corporation is a wholly We may offer the securities directly owned subsidiary of The FINOVA Group or through underwriters, agents or
Inc.                                      dealers.  The supplement will describe
                                          the    terms    of   that    plan   of
                                          distribution.  "Plan of  Distribution"
                                          below also provides  more  information
                                          on this topic.

These   securities   have   not   been
approved or  disapproved by the SEC or
any state securities commission.

None   of   those    authorities   has
determined  that  this  prospectus  is
accurate     or     complete.      Any
representation  to the  contrary  is a
criminal offense.

                 The date of this prospectus is __________, 1997

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered under this prospectus. Those transactions include over-allotment, stabilizing transactions, short covering transactions and penalty bids. For a description of those activities, see "Plan of Distribution" in the prospectus. If begun, they may discontinue those activities at any time.

                       WHERE YOU CAN FIND MORE INFORMATION

   The  FINOVA  Group,  Inc.  ("FINOVA
Group") and FINOVA Capital Corporation       *  Portions of the Proxy  Statement
("FINOVA    Capital")   file   annual,          on   Schedule   14A  for  FINOVA
quarterly and current  reports,  proxy          Group's    Annual   Meeting   of
and  information  statements and other          Shareholders held on May 8, 1997
information with the SEC. You may read          that have been  incorporated  by
and copy any  document  we file at the          reference into our 10-K.
SEC's   public   reference   rooms  in
Washington,  D.C.,  New York, New York       *  Quarterly  Reports  on Form 10-Q
and Chicago, Illinois. Please call the          of  FINOVA   Group  and   FINOVA
SEC   at   1-800-SEC-0330   for   more          Capital for the  quarters  ended
information  on the  public  reference          March 31 and June 30, 1997.
rooms and their copy charges.  Our SEC
filings  are  also  available  to  the       *  Current  Reports  on Form 8-K of
public  from  the  SEC's  web  site at          FINOVA  Group dated  January 21,
http://www.sec.gov.   You   may   also          April 15,  July 15,  August  14,
inspect  our  SEC  reports  and  other          and October 1, 1997.
information  at  the  New  York  Stock
Exchange,  20 Broad Street,  New York,       *  Current  Reports  on Form 8-K of
New York 10005.                                 FINOVA Capital dated January 23,
                                                April 17,  July 16, and  October
   The SEC  allows us to  "incorporate          15, 1997.
by reference" the  information we file
with them, which means we can disclose       You may  request  a copy  of  those
information to you by referring you to    filings,  other than  exhibits,  at no
those      documents.      Information    cost, by contacting us at:
incorporated  by  reference is part of
this  prospectus.   Later  information       Treasurer
filed   with  the  SEC   updates   and       The FINOVA Group Inc.
supersedes this prospectus.                  1850 North Central Avenue
                                             P.O. Box 2209
   We  incorporate  by  reference  the       Phoenix, Arizona  85002-2209
documents  listed below and any future       (602) 207-6900
filings   made   with  the  SEC  under
Sections 13(a),  13(c), 14 or 15(d) of
the  Securities  Exchange  Act of 1934
until this offering is completed:

   *  Annual  Reports  on Form 10-K of
      FINOVA Group and FINOVA  Capital
      for the year ended  December 31,
      1996.

                                  THE COMPANIES

   FINOVA   Group   is   a   financial    financing   needs  falling   generally
services holding company.  Through our    between $500,000 and $35 million.
principal subsidiary,  FINOVA Capital,
we provide a broad range of  financing       We operate in 16 specific  industry
and capital market products to or market niches under three market mid-size business. We concentrate on segments in which our expertise in lending to midsize businesses. FINOVA evaluating the credit-worthiness of Capital has been in operation for over prospective customers and our ability
42 years.                                 to provide value-added services enable
                                          us to differentiate ourselves from our
   We    extend    revolving    credit    competitors.    That   expertise   and
facilities,  term loans, and equipment    ability  also
and   real   estate    financing    to
"middle-market"     businesses    with
enable  us  to  command  pricing  that          Typical  transaction sizes range
provides a  satisfactory  spread  over          from $2 million to $35 million.
our borrowing costs.
                                             *  Inventory    Finance    provides
   We seek to maintain a high  quality          inbound and  outbound  inventory
portfolio and to minimize  non-earning          financing,              combined
assets and write-offs.  We use clearly          inventory/accounts    receivable
defined   underwriting   criteria  and          lines  of  credit  and  purchase
stringent     portfolio     management          order  financing  for  equipment
techniques.  We diversify  our lending          distributors,        value-added
activities  geographically and among a          resellers       and      dealers
range  of  industries,  customers  and          nationwide.   Transaction  sizes
loan products.                                  generally range from $500,000 to
                                                $30 million.
   Due   to  the   diversity   of  our
portfolio,  we  believe  we are better       *  Factoring  Services  offers full
able to manage competitive  changes in          service  factoring  and accounts
our  markets  and  to  withstand   the          receivable  management  services
impact   of   deteriorating   economic          for  entrepreneurial  and larger
conditions  on a regional  or national          firms,  primarily in the textile
basis.  There  can  be  no  assurance,          and  apparel   industries.   The
however,   that  competitive  changes,          annual  factored volume of these
borrowers'    performance,    economic          companies is  generally  between
conditions  or other  factors will not          $5 million and $25 million. This
result  in an  adverse  impact  on our          line      provides      accounts
results  of  operations  or  financial          receivable     and     inventory
condition.                                      financing  and loans  secured by
                                                equipment and real estate.
   We  generate   interest  and  other
income  through  charges  assessed  on       *  Rediscount     Finance    offers
outstanding   loans,  loan  servicing,          revolving  credit  facilities to
leasing, brokerage and other fees. Our          the independent consumer finance
primary  expenses  are  the  costs  of          industry     including    sales,
funding  our loan and lease  business,          automobile, mortgage and premium
including   interest   paid  on  debt,          finance    companies.    Typical
provisions for possible credit losses,          transaction  sizes range from $1
marketing   expenses,   salaries   and          million to $35 million.
employee benefits, servicing and other
operating expenses and income taxes.      Specialty Finance

Lines of Business                            *  Commercial   Equipment   Finance
                                                offers equipment  leases,  loans
   We operate the following  principal          and  "turnkey"  financing  to  a
lines of business  under three  market          broad     range    of    midsize
segments:                                       companies.   Specialty   markets
                                                include the  corporate  aircraft
Commercial Finance                              and emerging  growth  technology
                                                industries,            primarily
   *  Asset-Based    Finance    offers          biotechnology  and  electronics.
      collateral-oriented    revolving          Typical  transaction sizes range
      credit facilities and term loans          from $500,000 to $15 million.
      for manufacturers, distributors,
      wholesalers      and     service       *  Commercial  Real Estate  Finance
      companies.  Typical  transaction          provides   term   financing  for
      sizes range from  $500,000 to $3          hotel,  anchored retail,  office
      million.                                  and  owner-occupied  properties.
                                                Typical  transaction sizes range
   *  Corporate   Finance  provides  a          from $5 million to $25 million.
      full range of cash flow-oriented
      and    asset-based    term   and
      revolving   loan   products  for
      manufacturers,      wholesalers,
      distributors,          specialty
      retailers  and   commercial  and
      consumer   service   businesses.

   *  Communications           Finance          railroads and operators of other
      specializes in term financing to          transportation           related
      advertising                  and          equipment.  Typical  transaction
      subscriber-supported  businesses          sizes  range  from $5 million to
      including  radio and  television          $30 million.
      stations,    cable    operators,
      outdoor  advertising  firms  and    Capital Markets
      publishers.  Typical transaction
      sizes  range  from $1 million to       *  FINOVA      Realty       Capital
      $40 million.                              specializes  in commercial  real
                                                estate   brokerage   activities,
   *  Franchise     Finance     offers          mezzanine  financing  and equity
      equipment,   real   estate   and          participations.          Typical
      acquisition     financing    for          transaction  sizes range from $1
      operators     of     established          million to $5 million.
      franchise concepts.  Transaction
      sizes   generally   range   from       *  FINOVA    Investment    Alliance
      $500,000 to $15 million.                  provides  equity  and  mezzanine
                                                debt   financing   for   midsize
   *  Healthcare Finance offers a full          businesses in  partnership  with
      range   of   working    capital,          institutional    investors   and
      equipment    and   real   estate          selected fund sponsors.  Typical
      financing  products for the U.S.          transaction  sizes range from $2
      health      care       industry.          million to $15 million.
      Transaction    sizes   typically
      range  from   $500,000   to  $25       Both   FINOVA   Group  and   FINOVA
      million.                            Capital  are  Delaware   corporations.
                                          FINOVA Group was  incorporated in 1991
   * Public Finance provides to serve as the successor to The Dial tax-exempt term financing to Corp's financial services businesses. state and local governments and Dial transferred those businesses to non-profit corporations. Typical FINOVA Group in March 1992 in a transaction sizes range from spin-off. Since that time, FINOVA
      $100,000 to $5 million.             Group has  increased  its total assets
                                          from  about $2.6  billion at  December
   * Portfolio Services provides 31, 1992 to $8.1 billion at June 30, customized receivable servicing 1997. Income from continuing and collections for time-share operations increased from $37 million developers and other generators in 1992 to $116.5 million in 1996. We
      of consumer receivables.            believe  FINOVA  Group ranks among the
                                          largest independent commercial finance
   * Resort Finance focuses on companies in the U.S., based on total construction, acquisition and assets. The common stock of FINOVA receivables financing of time Group is traded on the New York Stock
      share resorts  worldwide as well    Exchange.
      as    term     financing     for
      established  golf resort  hotels       FINOVA Capital was  incorporated in
      and receivables funding for 1965 and is the successor to a developers of second home California corporation that was formed communities. Typical transaction in 1954. All of FINOVA Capital's sizes range from $5 million to capital stock is owned by FINOVA
      $35 million.                        Group.

   *  Transportation           Finance       Our principal executive offices are
      structures    equipment   loans,    located at 1850 North Central  Avenue,
      leases, acquisition financing P.O. Box 2209, Phoenix, Arizona and leveraged lease equity 85002-2209. Our telephone number is
      investments  for  commercial and    (602) 207-6900.
      cargo    airlines     worldwide,

                         SELECTED FINANCIAL INFORMATION

   The following information was items are part of our Annual Reports derived from our financial statements. on Form 10-K for the year ended
Partial year results are not audited. December 31, 1996 and our Quarterly The information is only a summary and Reports on Form 10-Q for the quarters
does   not    provide   all   of   the    ended  March  31,  1997  and  June 30,
information contained in our financial 1997. You should read our financial statements, including the related statements and other information that
notes, and Management's Discussion and    we have filed with the SEC.
Analysis. Those

                                THE FINOVA GROUP

                                  As of and for the
                                  Six Months Ended
                                      June 30,                         As of and for the Year Ended December 31,
                                      --------                         -----------------------------------------
                                 1997          1996          1996          1995          1994          1993          1992
                                 ----          ----          ----          ----          ----          ----          ----
                                     (Unaudited)                      (Dollars in thousands, except per share data)
0PERATIONS:
Interest and income
earned from financing
transactions                 $   445,564   $   383,287   $   797,934   $   702,116   $   474,200   $   255,216   $   243,337
Interest margins earned          212,450       173,442       369,105       309,084       227,463       124,847       104,699
Provision for possible
credit losses                     26,300        19,500        41,751        37,568        10,439         5,706         6,740
Gains on sale of assets           13,701         8,045        12,949        10,889         3,877         5,439         3,362
Income from continuing
operations                        65,409        55,608       116,493        93,798        73,770        37,846        36,750
Earnings from continuing
operations after preferred
dividends per common
and equivalent share*        $      1.17   $      1.00   $      2.08   $      1.69   $      1.46   $      0.90   $      0.85
Earnings per common and
equivalent share*            $      1.17   $      0.99   $      2.09   $      1.75   $      1.47   $      0.89   $      1.15
Dividends declared per
common share*                $      0.24   $      0.22   $      0.46   $      0.42   $      0.37   $      0.34   $      0.21
Average outstanding
common and equivalent
shares*                       55,812,000    55,884,000    56,072,000    55,664,000    50,614,000    40,664,000    40,928,000

FINANCIAL POSITION:

Investment in financing
transactions                 $ 7,826,196   $ 6,697,013   $ 7,298,759   $ 6,348,079   $ 5,342,979   $ 2,846,571   $ 2,428,523
Nonaccruing assets               165,885       155,840       155,505       143,127       149,046       102,607       100,422
Reserve for possible
credit losses                    159,747       136,917       148,693       129,077       110,903        64,280        69,291
Total assets                   8,060,403     7,439,995     7,526,734     7,036,514     5,821,343     2,834,322     2,641,668
Total debt                     6,338,122     5,970,459     5,850,223     5,649,368     4,573,354     2,079,286     1,898,773
Redeemable preferred
stock                               --            --            --            --            --            --          25,000
Company-obligated
mandatory redeemable
convertible preferred
securities of subsidiary
trust solely holding
convertible debentures of
the Company                      111,550          --         111,550          --            --            --            --
Stockholders' equity             948,595       871,653       929,591       825,184       770,252       503,300       488,396

*Retroactively adjusted for the two for one stock split effective October 1, 1997.

                     RATIO OF INCOME TO TOTAL FIXED CHARGES

                        Six
                      Months
                       Ended
                     June 30,                   Year Ended December 31,
                   ------------         --------------------------------------
                   1997    1996        1996     1995     1994     1993     1992
                   ----    ----        ----     ----     ----     ----     ----

FINOVA Group      1.54x    1.50x       1.50x    1.44x    1.58x    1.53x    1.37x

FINOVA Capital    1.54x    1.50x       1.50x    1.44x    1.58x    1.50x    1.37x


          RATIO OF INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                        Six
                      Months
                       Ended
                     June 30,                   Year Ended December 31,
                   ------------         --------------------------------------
                   1997    1996        1996     1995     1994     1993     1992
                   ----    ----        ----     ----     ----     ----     ----

FINOVA Group      1.51x    1.50x       1.50x    1.44x    1.58x    1.50x    1.34x

FINOVA Capital    1.54x    1.50x       1.50x    1.44x    1.58x    1.46x    1.34x

Variations in interest rates generally of computing the above ratios, do not have a substantial impact on consists of income from continuing the ratio because fixed-rate and operations before income taxes plus floating-rate assets are generally fixed charges. Fixed charges consist matched with liabilities of similar of interest and related debt expense,
rate and term.                            and  a  portion   of  rental   expense
                                          determined  to  be  representative  of
Income  available  for fixed  charges,    interest.
for purposes

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This     prospectus     and     any    business   strategy,   the  effect  of
supplements, including information economic conditions, the performance incorporated by reference, discuss of our borrowers, actions of our future expectations, contain competitors and our ability to respond projections of results of operation or to those actions, the cost of our financial condition or state other capital, which may depend in part on forward-looking information. Known and our portfolio quality, ratings, unknown risks, uncertainties and other prospects and outlook, changes in factors could cause the actual results governmental regulation, tax rates and to differ materially from those similar matters, the results of contemplated by those statements. The litigation, the ability to attract and forward-looking information is based retain quality employees and other
on  various  factors  and was  derived    risks  detailed  in our other  filings
using numerous assumptions.               with the  SEC.  We do not  promise  to
                                          update forward-looking  information to
   Important factors that may cause reflect actual results or changes in the actual results to differ include, assumptions or other factors that
without limitation, the results of our    could affect those statements.
efforts to implement our

                                 USE OF PROCEEDS

   We intend to use the net proceeds investment in financing transactions from the sale of the securities for and capital expenditures. We will general corporate purposes. Those describe in the supplement any purposes include the repayment or proposed use of proceeds other than
refinancing of debt,  acquisitions  in    for general corporate purposes.
the   ordinary   course  of  business,
working capital,

                         DESCRIPTION OF DEBT SECURITIES

Debt Securities                                 or  substantially   all  of  its
                                                assets to  another  company.  If
   The following  summary applies only          these  events  occur,  the other
to  the  debt   securities  of  FINOVA          company   will  be  required  to
Capital.  If we issue debt  securities          assume     FINOVA      Capital's
of  FINOVA  Group,  we  will  describe          responsibilities  on  the  debt,
those  securities  and  the  indenture          and  FINOVA   Capital   will  be
under  which  they are  issued  in the          released  from  all  liabilities
applicable supplement.                          and obligations.

   The  debt   securities   of  FINOVA       *  The   Indenture   provides  that
Capital   will  be  issued   under  an          holders  of a  majority  of  the
indenture  (the  "Indenture")  between          total  principal  amount  of the
FINOVA  Capital  and one or more  U.S.          debt  outstanding  in any series
banking  institutions  (a  "Trustee").          may   vote   to    change    our
The  Indenture  may but  need not have          obligations   or   your   rights
separate   Trustees   for  senior  and          concerning  that series of debt.
subordinated debt.                              But to  change  the  payment  of
                                                principal  or  interest,   every
   The  following  summary  of certain          holder  in  that   series   must
provisions  of  the  Indenture  is not          consent.
complete.   You  should  look  at  the
Indenture  that is filed as an exhibit       *  FINOVA Capital may discharge the
to  the  Registration   Statement.  To          debt issued in any series at any
obtain  a copy of the  Indenture,  see          time  by  depositing  sufficient
"Where You Can Find More  Information"          funds  with the  Trustee  to pay
on page 2.                                      the  obligations  when due.  All
                                                amounts  due to you on the  debt
   All  capitalized   terms  have  the          would  be  paid  by the  Trustee
meanings specified in the Indenture.            from the deposited funds.

General Indenture Provisions that            *  If FINOVA  Capital fails to meet
Apply to Senior and Subordinated                these  obligations  on the debt,
Debt                                            it will be in default.

   *  The Indenture does not limit the             Events of Default
      amount  of  debt   that   FINOVA
      Capital  may issue  nor  provide             *  Principal  not  paid  when
      holders  any  protection  should                due
      there  be  a  highly   leveraged
      transaction     involving    our             *  Sinking  fund  payment not
      company.                                        made when due

   *  If FINOVA  Capital  redeems debt             *  Failure  to  pay  interest
      which  is  convertible  into its                for 30 days after due
      capital     stock    or    other
      securities,    your   right   to             *  Covenants   not  performed
      convert  that debt into  capital                for 90 days after notice
      stock or other  securities  will
      expire on the redemption date.               *  Acceleration  of at  least
                                                      $15.0 million in principal
   *  The   Indenture   allows  FINOVA                amount  of other  debt not
      Capital    to    merge   or   to                rescinded in 10 days after
      consolidate     with     another                notice
      company, or sell all

         *  Bankruptcy,  insolvency or          dates,  and any record dates for
            other similar event                 the payments due.

         *  Any other event of default       *  Any provisions  for  redemption,
            in the Indenture                    conversion  or exchange,  at our
                                                option or  otherwise,  including
*  The   Indenture   gives   you   the          the periods, prices and terms of
   following  remedy  if an  Event  of          redemption or conversion.
   Default occurs.
                                             *  Any  sinking   fund  or  similar
         Remedy                                 provisions, whether mandatory or
                                                at the  holder's  option,  along
         *  The  Trustee or holders of          with  the  periods,  prices  and
            25%   of   the   principal          terms of redemption, purchase or
            amount  outstanding  in  a          repayment.
            series     may     declare
            principal      immediately       *  The amount or percentage payable
            payable.     However,    a          if we accelerate their maturity,
            majority   in    principal          if  other  than  the   principal
            amount  may  rescind  this          amount.
            action.
                                             *  Any  changes  to the  events  of
General                                         default or  covenants  set forth
                                                in the Indenture.
   The debt securities of FINOVA Group
and  FINOVA  Capital  offered  by this       *  The terms of  subordination,  if
prospectus  will  be  limited  to $2.0          any.
billion    principal    amount.    The
Indenture does not limit the amount of       *  Any other terms  consistent with
debt  securities  FINOVA Capital could          the Indenture.
offer  under it.  FINOVA  Capital  can
issue debt  securities  in one or more       We may  authorize and determine the
series,  in each case as authorized by    terms of a series  of debt  securities
us from time to time. Each series may by resolution of our board of differ as to its terms. The debt directors or one of its committees or
securities  will be  FINOVA  Capital's    through a supplemental Indenture.
unsecured general  obligations and may
or may not be  subordinated  to FINOVA    Form of Debt Securities
Capital's other general  indebtedness.
Those  that are not  subordinated  are       The debt  securities will be issued
called "senior debt securities." The in registered form. Unless the others are "subordinated debt supplement otherwise provides, debt
securities."                              securities  will be  issued  as one or
                                          more  global  securities.  This  means
   The supplement will address the that we will not issue certificates to following terms of the debt each holder. We generally will issue
securities:                               global   securities   in   the   total
                                          principal    amount    of   the   debt
   *  Their title.                        securities distributed in that series.
                                          We will issue debt  securities only in
   *  Any  limits  on  the   principal    denominations  of $1,000  or  integral
      amounts to be issued.               multiples of that  amount,  unless the
                                          supplement states otherwise.
   *  The dates on which the principal
      is payable.                         Global Securities

   *  The rates (which may be fixed or       In  General.   Debt  securities  in
      variable) at which they shall global form will be deposited with or bear interest, or the method for on behalf of a depositary. Global
      determining rates.                  securities  are  represented by one or
                                          more  global   certificates   for  the
   *  The   dates   from   which   the    series  registered  in the name of the
      interest will accrue and will be    depositary   or  its
      payable,   or  the   method   of
      determining those
nominee.  Debt  securities  in  global    The Depository Trust Company
form may not be transferred  except as
a  whole  among  the   depositary,   a       The    following    is   based   on
nominee  of  or  a  successor  to  the    information   furnished   by  DTC  and
depositary and any nominee of that applies to the extent it is the successor. Unless otherwise identified depositary, unless otherwise stated in
in the supplement, the depositary will    a supplement:
be  The   Depository   Trust   Company
("DTC").                                     Registered    Owner.    The    debt
                                          securities  will be  issued  as  fully
   No Depositary or Global Securities. registered securities in the name of If a depositary for a series is Cede & Co. (DTC's partnership unwilling or unable to continue as nominee). One fully registered global depositary, and a successor is not security generally will be issued for appointed by us within 90 days, we each $200 million principal amount of will issue debt securities of that debt securities. The Trustee will series in definitive form in exchange deposit the global securities with the for the global security or securities depositary. The deposit of the global of that series. We also may determine securities with DTC and its at any time in our discretion not to registration in the name of Cede & Co. use global securities for any series. will not change the beneficial
In  that  event,  we will  issue  debt    ownership of the securities.
securities in definitive form.
                                             DTC   Organization.    DTC   is   a
   Ownership of the Global Securities;    limited-purpose      trust     company
Beneficial Ownership. So long as the organized under the New York Banking depositary or its nominee is the Law, a "banking organization" within registered owner of a global security, the meaning of that law, a member of that entity will be the sole holder of the Federal Reserve System, a the debt securities represented by "clearing corporation" within the that instrument. The Trustee and we meaning of the New York Uniform are only required to treat the Commercial Code and a "clearing depositary or its nominee as the legal agency" registered under the
owner  of  those  securities  for  all    provisions   of  Section  17A  of  the
purposes under the Indenture.             Securities  Exchange  Act of 1934,  as
                                          amended.
   Each  actual   purchaser   of  debt
securities  represented  by  a  global       DTC is  owned  by a  number  of its
security (a  "beneficial  owner") will    direct  participants  and by  the  New
not be entitled to receive physical York Stock Exchange, Inc., the delivery of certificated securities, American Stock Exchange, Inc. and the
will not be  considered  the holder of    National   Association  of  Securities
those securities for any purpose under    Dealers,   Inc.  Direct   participants
the Indenture, and will not be able to    include    securities    brokers   and
transfer   or   exchange   the  global    dealers,   banks,   trust   companies,
securities, unless this prospectus or clearing corporations and certain the supplement provide to the other organizations who directly contrary. As a result, each beneficial participate in DTC (each a "direct owner must rely on the procedures of participant"). Other entities the depositary to exercise any rights ("indirect participants") may access of a holder under the Indenture. In DTC's system by clearing transactions addition, if the beneficial owner is through or maintaining a custodial not a direct or indirect participant relationship with direct participants, in the depositary (each a either directly or indirectly. The
"participant") the beneficial owner rules applicable to DTC and its must rely on the procedures of the participants are on file with the SEC. participant through which it owns its
beneficial   interest  in  the  global       DTC    Activities.     DTC    holds
security.                                 securities   that   its   participants
                                          deposit with it. DTC also  facilitates
   The laws of some jurisdictions the settlement among participants of require that certain purchasers of securities transactions, such as securities take physical delivery of transfers and pledges, in deposited the securities in certificated form. securities through electronic Those laws and the above conditions computerized book-entry changes in may impair the ability to transfer participant's accounts. Doing so beneficial interests in the global eliminates the need for physical
securities.                               movement of securities certificates.
   Participants' Records. Except as will be governed by standing otherwise provided in this prospectus instructions and customary practices, or a supplement, purchases of the debt as is the case with securities held securities must be made by or through for customers in bearer form or direct participants, which will registered in "street name." Those receive a credit for the securities on payments will be the responsibility of the depositary's records. The that participant, not the depositary, beneficial owner's ownership interest the Trustee or us, subject to any is in turn to be recorded on the legal requirements in effect at that
direct  and   indirect   participants'    time.
records.  Beneficial  owners  will not
receive written confirmations from the       We are  responsible  for payment of
depositary of their purchase, but they    principal,  interest and  premium,  if
are  expected to receive  them,  along    any,   to   the   Trustee,    who   is
with periodic statements of their responsible to pay it to the holdings, from the direct or indirect depositary. The depositary is participants through whom they entered responsible for disbursing those
into the transaction.                     payments to direct  participants.  The
                                          participants   are   responsible   for
   Transfers   of   interests  in  the    disbursing  payments to the beneficial
global  securities will be made on the    owners.
books of the participants on behalf of
the  beneficial  owners.  Certificates    Transfer or Exchange of Securities
representing   the   interest  of  the
beneficial  owners  in the  securities       You may  transfer or  exchange  the
will not be issued  unless  the use of    debt  securities  (other than a global
global  securities  is  suspended,  as    security)  without  service  charge at
provided above.                           our office designated for that purpose
                                          or at the office of any transfer agent
   The depositary has no knowledge of or security registrar identified under the actual beneficial owners of the the Indenture. You must execute a
global  securities.  Its records  only    proper  form of  transfer  and pay any
reflect  the  identity  of the  direct    taxes and other  governmental  charges
participants    as   owners   of   the    resulting  from that  action.  You may
securities.  Those participants may or    transfer   or   exchange    the   debt
may not be the beneficial owners. securities (other than a global Participants are responsible for security) initially at our offices at keeping account of their holdings on 1850 North Central Avenue, P.O. Box
behalf of their customers.                2209,  Phoenix,  Arizona 85002-2209 or
                                          at our  office or  agency  established
   Notices   Among   the   Depositary,    for  that  purpose  in New  York,  New
Participants  and  Beneficial  Owners.    York.
Notices  and other  communications  by
the depositary,  its  participants and       Debt   securities  in  the  several
the beneficial owners will be governed denominations will be interchangeable by arrangements among them, subject to without service charge, but we may
any legal requirements in effect.         require  payment  to cover  taxes  and
                                          other   governmental    charges.   The
   Voting Procedures. Neither DTC nor Trustee initially will act as Cede & Co. will give consents for or authenticating agent under the
vote  the   global   securities.   The    Indenture.
depositary  generally mails an omnibus
proxy to us just after the  applicable    Same-Day Settlement and Payment
record date. That proxy assigns Cede &
Co.'s  consenting  or voting rights to       Unless  the  supplement   otherwise
the  direct   participants   to  whose    provides,  the debt securities will be
accounts the  securities  are credited    settled   in   immediately   available
at that time.                             funds.   We  will  make   payments  of
                                          principal and interest in  immediately
   Payments.  Principal  and  interest    available funds.
payments  made by us will be delivered
to the  depositary.  DTC's practice is    Payment and Paying Agent
to   credit    direct    participants'
accounts  on  the  applicable  payment       If the debt securities are not held
date unless it has reason to believe in global form, we will make payment it will not receive payment on that of principal and premium, if any,
date.   Payments  by  participants  to    against    surrender   of   the   debt
beneficial  owners                        securities at the principal  office of
                                          the Trustee in New York,  New York. We
                                          will pay
any  installment  of  interest on debt    one or more  Subsidiaries or by FINOVA
securities to the record holder on the    Capital and one or more Subsidiaries.
record date for that interest.  We can
make  those   payments   through   the       "Restricted   Subsidiary"   is  any
Trustee, as noted above, by check Subsidiary a majority of the Voting mailed by first class mail to the Stock of which is owned directly by registered holders at their registered FINOVA Capital or by one or more address or by wire transfer to an Restricted Subsidiaries, or by FINOVA
eligible  account  of  the  registered    Capital  and  one or  more  Restricted
holder.                                   Subsidiaries  and which is  designated
                                          as   a   Restricted    Subsidiary   by
   If  any   payments  of   principal,    resolution of FINOVA  Capital's  board
premium or  interest  are not  claimed    of directors.
within  three  years  of the  date the
payment became due, those funds are to       "Unrestricted Subsidiary" means any
be repaid to us. The beneficial owners    Subsidiary  other  than  a  Restricted
of  those  interests  thereafter  will    Subsidiary.
look only to us for  payment for those
amounts.                                     "Voting  Stock"  means stock of any
                                          class or classes (however  designated)
Certain Indenture Provisions              having  ordinary  voting power for the
                                          election  of a majority of the members
   Certain Definitions.  The following    of the  board  of  directors  (or  any
is a summary of certain terms defined governing body) of that corporation, in the Indenture and applicable only other than stock having that power to senior debt securities. Those terms only by reason of the happening of a
are  determined  in  accordance   with    contingency.
generally     accepted      accounting
principles, unless specifically stated       Limitation on Liens.  The Indenture
otherwise.                                provides that FINOVA  Capital will not
                                          create,  assume,  incur or allow to be
   "Consolidated Net Tangible Assets" created, assumed or incurred or to means the total of all assets exist any Lien on any of its
reflected on the most recent quarterly    properties   unless   FINOVA   Capital
or annual  consolidated  balance sheet    secures  the  senior  debt  securities
of FINOVA Capital and its consolidated equally and ratably with any other subsidiaries, at their net book values obligation secured in that manner. The (after deducting related depreciation, Indenture contains the following
depletion,  amortization and all other    exceptions to that prohibition:
valuation    reserves),    less    the
aggregate  of its current  liabilities       *  Leases   of   property   in  the
and   those   of   its    consolidated          ordinary  course of  business or
Subsidiaries reflected on that balance          if the property is not needed in
sheet.    We   exclude   from   assets          the operation of our business.
goodwill,  unamortized  debt  discount
and all other like intangible  assets.       *  Purchase      money     security
For   purposes  of  this   definition,          interests that are  non-recourse
"current   liabilities"   include  all          to   FINOVA   Capital   or   its
indebtedness   for   money   borrowed,          Restricted  Subsidiaries  except
incurred,     issued,    assumed    or          to the extent of the property so
guaranteed  by FINOVA  Capital and its          acquired  or any  proceeds  from
consolidated  subsidiaries,  and other          that property, or both.
payables  and  accruals,  in each case
payable  on demand or due  within  one       *  Governmental     deposits     or
year of the date of determination, but          security as a  condition  to the
exclude any portion of long-term  debt          transaction  of  business or the
maturing  within one year of that date          exercise of a  privilege,  or to
of determination,  all as reflected on          maintain  self-insurance,  or to
the  consolidated   balance  sheet  of          participate   in  any   fund  in
FINOVA  Capital  and its  consolidated          connection     with     worker's
subsidiaries.                                   compensation,       unemployment
                                                insurance,    pensions,   social
   "Lien"  means  any  lien,   charge,          security or for appeal bonds.
claim,   security  interest,   pledge,
hypothecation,  right of another under
any  conditional  sale or other  title
retention   agreement   or  any  other
encumbrance    affecting    title   to
property.   Lien  includes  any  lease
under    a    sale    and    leaseback
arrangement.

   "Subsidiary"  means any corporation
a  majority  of the  Voting  Stock  of
which   is    owned,    directly    or
indirectly,  by FINOVA  Capital  or by

   *  Liens for  taxes or  assessments       *  Liens securing  indebtedness  of
      not yet due or which are payable          FINOVA  Capital or a  Restricted
      without a  penalty  or are being          Subsidiary  provided  those  and
      contested in good faith and with          similar Liens on indebtedness do
      adequate  reserves,  so  long as          not exceed  10% of  Consolidated
      foreclosure      or      similar          Net Tangible  Assets,  excluding
      proceedings are not commenced.            certain preexisting indebtedness
                                                and those Liens permitted above.
   *  Judgment  Liens  that  have  not
      remained     undischarged     or       Merger,  Consolidation  and Sale of
      unstayed   for  more   than  six    Assets.  FINOVA  Capital  cannot merge
      months.                             with or into,  consolidate  with, sell
                                          or lease all or  substantially  all of
   *  Incidental    or    undetermined    its  assets  to  or  purchase  all  or
      construction, mechanics or substantially all the assets of similar Liens arising in the another corporation unless it will be ordinary course of business the surviving corporation or the relating to obligations not successor is incorporated in the U.S.
      overdue or which are being and assumes all of FINOVA Capital's contested by FINOVA Capital or a obligations under the debt securities Restricted Subsidiary in good and the Indenture, provided, and if faith and deposits for releases immediately after that transaction, no
      of such Liens.                      default  will  exist.  A purchase by a
                                          Subsidiary of all or substantially all
   *  Zoning  restrictions,  licenses,    of the assets of  another  corporation
      easements       and      similar    will not be a purchase of those assets
      encumbrances   or   defects   if    by FINOVA Capital. If, however, any of
      immaterial.                         the   transactions   noted   in   this
                                          paragraph occurs and results in a Lien
   * Other Liens immaterial in the on any of FINOVA Capital's properties aggregate incidental to FINOVA (except as permitted above), FINOVA Capital's or the Restricted Capital must simultaneously secure the Subsidiary's business or senior debt securities equally and property, other than for ratably with the debt secured by that
      indebtedness.                       Lien.

   *  Banker's   liens   and  set  off       Modification of the Indenture.  The
      rights in the ordinary course of    Trustee  and FINOVA  Capital may amend
      business.                           the Indenture  without  consent of the
                                          holders  of  debt   securities  to  do
   *  Leasehold  or  purchase  rights,    certain  things,  such as establishing
      exercisable       for       fair    the form and  terms of any  series  of
      consideration,  arising  in  the    debt  securities.  FINOVA Capital must
      ordinary course of business.        obtain  consent of holders of at least
                                          two-thirds  of  the  outstanding  debt
   *  Liens on property or  securities    securities  affected  by a  change  to
      existing when an entity becomes amend the terms of the Indenture or a Restricted Subsidiary or any supplemental indenture or the merges with FINOVA Capital or a rights of the holders of those debt
      Restricted Subsidiary,  provided    securities.
      they   are   not   incurred   in
      anticipation of those events.          Unanimous  consent is required  for
                                          changes to extend  the fixed  maturity
   * Liens on property or securities of any debt securities, reduce the existing at the time of principal, redemption premium or rate
      acquisition.                        of   interest,   extend  the  time  of
                                          payment of  interest,  change the form
   * Liens in a total amount less of currency, limit the right to sue than $25 million, excluding for payment on or after maturity of Liens covered by the exceptions the debt securities, adversely affect
      noted above.                        the  right,  if  any,  to  convert  or
                                          exchange   the  debt   securities   or
                                          adversely  affect  the   subordination
                                          provisions,  if any. Unanimous consent
                                          is also  required  to reduce the level
                                          of consents needed to approve any such
                                          change.  The Trustee  must  consent to
                                          changes  modifying its rights,  duties
                                          or immunities.

   Defaults.  Events of default  under       If an event of  default  occurs and
the Indenture for any series are:         is   continuing,   the   Trustee   may
                                          reimburse  itself  for its  reasonable
   * Failure for 30 days to pay compensation and expenses incurred out interest on any debt securities of any sums held or received by it
      of that series.                     before  making  any  payments  to  the
                                          holders of the debt  securities of the
   *  Failure to pay principal  (other    defaulted series.
      than sinking  fund  redemptions)
      or  premium,  if  any,  on  debt       The  right of any  holders  of debt
      securities of that series.          securities  of a series to commence an
                                          action  for any  remedy is  subject to
   *  Failure  for 30  days to pay any    certain   conditions,   including  the
      sinking fund installment on that    requirement  that  the  holders  of at
      series.                             least 25% of that series  request that
                                          the  Trustee  take  such  action,  and
   * Violation of a covenant under offer reasonable indemnity to the the Indenture pertaining to that Trustee against its liabilities
      series  that   persists  for  at    incurred in doing so.
      least  90  days   after   FINOVA
      Capital  is   notified   by  the    Defeasance
      Trustee or the holders of 25% of
      the series.                            FINOVA Capital may defease the debt
                                          securities  of a  series,  meaning  it
   *  Default in other  instruments or    would  satisfy  its duties  under that
      under any  other  series of debt    series before  maturity.  It may do so
      securities resulting in by depositing with the Trustee, in acceleration of indebtedness trust for the benefit of the holders, over $15 million, unless that either enough funds to pay, or direct default is rescinded or U.S. government obligations that, discharged within 10 days after together with the income of those written notice by the Trustee or obligations (without considering any the holders of 10% of that reinvestment), will be sufficient to
      series.                             pay,  the  obligation  of that series,
                                          including principal,  premium, if any,
   *  Bankruptcy,     insolvency    or    and interest. Certain other conditions
      similar event.                      must  be  met  before  it  may  do so.
                                          FINOVA Capital must deliver an opinion
   * Any other event of default with of counsel that the holders of that respect to the debt securities series will have no Federal income tax
      of that series.                     consequences   as  a  result  of  that
                                          deposit.
   If an event of  default  occurs and
continues,  the Trustee or the holders    Subordination
of at  least  25%  of the  series  may
declare those debt  securities due and       The  terms  and  conditions  of any
payable. FINOVA Capital is required to subordination of subordinated debt certify to the Trustee annually as to securities to other indebtedness of
its compliance with the Indenture.        FINOVA  Capital  will be  described in
                                          the   supplement   relating   to   the
   Holders  of  a   majority   of  the    subordinated   debt  securities.   The
principal of a series may control terms will include a description of certain actions of the Trustee and may the indebtedness ranking senior to the waive past defaults for that series. subordinated debt securities, the
Except as provided  in the  Indenture,    restrictions   on   payments   to  the
the  Trustee  will  not be  under  any    holders  of  the   subordinated   debt
obligation to exercise any of the securities while a default exists with rights or powers vested in it by the respect to senior indebtedness, any
Indenture at the request, order or restrictions on payments to the direction of any holder unless one or holders of the subordinated debt
more  of  them  shall   have   offered    securities   following   an  event  of
reasonable indemnity to the Trustee.      default   and   provisions   requiring
                                          holders  of  the   subordinated   debt
                                          securities to remit  certain  payments
                                          to holders of senior indebtedness.

                                             Because  of the  subordination,  if
                                          FINOVA  Capital   becomes   insolvent,
                                          holders  of  the   subordinated   debt
                                          securities may recover
less, ratably, than other creditors of    securities  of  FINOVA   Capital,   or
FINOVA Capital,  including  holders of    securities  of  any  other  issuer  or
senior indebtedness.                      obligor.

Conversion                                Concerning the Trustee

   Debt  securities may be convertible       The Trustee  may,  but need not be,
into or exchangeable for common stock, one of the banks in one of FINOVA preferred stock, other debt Capital's credit agreements and from
securities,   warrants   or  other  of    time  to  time   may   perform   other
                                          banking,  trust or related services on
                                          behalf  of  FINOVA   Capital   or  our
                                          customers.

                          DESCRIPTION OF CAPITAL STOCK

   The following summary of certain cumulative voting in the election of provisions of the common stock, the directors. The board may declare preferred stock, the junior dividends on the common stock in its participating preferred stock (the discretion, if funds are legally "Junior Preferred Stock") and the available for those purposes. On rights to purchase the Junior liquidation, common stockholders are Preferred Stock (the "Rights") of entitled to receive pro rata any
FINOVA  Group  is  not  complete.  You    remaining   assets  of  FINOVA  Group,
should  refer  to the  certificate  of    after we satisfy  or  provide  for the
incorporation and bylaws of FINOVA satisfaction of all liabilities as Group, as amended, FINOVA Group's well as obligations on our preferred certificate of designations for the stock, if any. The holders of common Junior Preferred Stock and the Rights stock do not have preemptive rights to Agreement dated as of February 15, subscribe for or purchase any shares
1992,  as amended  and  restated as of    of capital  stock or other  securities
September   14,   1995  (the   "Rights    of FINOVA Group.
Agreement"),  between FINOVA Group and
Harris  Trust  &  Savings   Bank,   as    Preferred Stock
successor   Rights  Agent.  To  obtain
copies of those documents,  see "Where       Under FINOVA Group's certificate of
You Can Find More Information" on page    incorporation,     the     board    is
2. If we issue capital stock of FINOVA authorized, without stockholder Capital, we will describe those action, to issue preferred stock in securities in the applicable one or more series, with the
supplement.                               designations,   powers,   preferences,
                                          rights,  qualifications,   limitations
   FINOVA Group is authorized by its and restrictions as the board certificate of incorporation to issue determines. Thus, the board, without 105,000,000 shares of capital stock, stockholder approval, could authorize consisting of 5,000,000 shares of the issuance of preferred stock with preferred stock, par value $.01 per voting, conversion and other rights share, and 100,000,000 shares of that could adversely affect the voting common stock, par value $.01 per power and other rights of the holders share. As of October 3, 1997, there of the common stock or that could make were 54,441,678 shares of common stock it more difficult for another company outstanding (excluding 2,401,728 to enter into certain business treasury shares held by FINOVA Group) combinations with FINOVA Group. See
and  no  shares  of  preferred   stock    "--Certain  Other  Provisions  of  the
outstanding. However, FINOVA Group has    Certificate  of   Incorporation,   the
authorized  600,000  shares  of Junior    Bylaws  and  Delaware   Law--Preferred
Preferred   Stock   which   have  been    Stock" below.
reserved  for issuance on the exercise
of the Rights.                            Shareholder Rights Plan

Common Stock                                 In 1992,  FINOVA  Group  issued one
                                          Right  for each  outstanding  share of
   The holders of the common stock are common stock. FINOVA Group has and entitled to one vote per share. FINOVA will continue to issue one Right with Group's certificate of incorporation each newly issued share of its common
does not provide for                      stock   (including   stock  issued  on
conversion  of preferred  securities).       How the Rights Work. If a person or
The obligation to continue to issue group becomes an Acquiring Person, the Rights, however, will terminate on their Rights become void. The other the expiration, exchange or redemption Rights holders will have the right to
of the Rights.                            exercise  their  Rights,  at the  then
                                          current  exercise  price,  for  FINOVA
   Each Right entitles the registered Group common stock having a market holder to purchase from FINOVA Group value of two times the exercise price 1/200th of a share of the Junior of the Right. That right to purchase, Preferred Stock. The purchase price is however, will not exist if the Rights $67.50 per 1/200th of a share, subject Distribution Date is due to a tender
to     adjustment     under    certain    or  exchange  offer  for all of FINOVA
circumstances.                            Group's    common    stock   and   the
                                          independent   members   of  our  board
   The Rights will trade only with the determine that the offer is at a fair common stock and FINOVA Group will not price, on fair terms and is otherwise issue separate certificates for the in the best interests of FINOVA Group
Rights until the "Rights  Distribution    and its stockholders.
Date."  That date  occurs on the first
to occur of the following events:            The other Rights  holders also will
                                          have   the   same   exercise    rights
   *  10   days    after   a    public    described  above if, after a person or
      announcement (the "Share group becomes an Acquiring Person, Acquisition Date") that a person FINOVA Group is acquired in a merger or group of persons acting or business combination or at least together has become the half of our total assets and earning beneficial owner of at least 20% power are sold. The exception is the or more of FINOVA Group's common same as the one noted in the above
      stock,  directly  or  indirectly    paragraph,  provided  that  the  price
      (becoming     an      "Acquiring    offered to the  shareholders  for each
      Person"), or                        share of common stock is not less than
                                          that paid in the  tender  or  exchange
   * 10 business days after the start offer, and the consideration is in the or announcement of an intention same form as that paid in the tender to make a tender offer or or exchange offer. If the requirements exchange offer that would result of this exception are met, then the
      in  a  person  or  group  acting    Rights will expire.
      together beneficially owning 20%
      or more of FINOVA Group's common       Exchange of Rights.  After a person
      stock,  directly or  indirectly.    or group  becomes an Acquiring  Person
      The board, however, may extend but before the Acquiring Person that 10 business day deadline acquires at least half of the prior to the time the person or outstanding common stock, our board
      group   becomes   an   Acquiring    may exchange all or some of the Rights
      Person.                             at an  exchange  ratio of one share of
                                          common  stock or 1/200th of a share of
   The  Rights  may  not be  exercised    Junior   Preferred  Stock  per  Right,
until the  Rights  Distribution  Date.    subject to adjustment.
The Rights will expire on February 28,
2002  unless we  extend  that date or,       Redemption of Rights. We may redeem
unless  we  redeem  or  exchange   the    all the Rights,  but not some of them,
Rights before then.                       for $.005 per Right at any time before
                                          the earlier of 15 days after the Share
   The value of each 1/200th  interest    Acquisition  Date  or  the  expiration
in a share of Junior Preferred Stock date noted above. The board may is intended to approximate the value determine the conditions, terms and of one share of FINOVA Group common effective date for the redemption. We stock, due to the dividend, may pay the redemption price in cash, liquidation and voting rights of the common stock or any other method Junior Preferred Stock, although there selected by the board. Upon can be no assurance the value will be redemption, the right to exercise the
the same.                                 Rights will  terminate and the holders
                                          will only  have the  right to  receive
                                          the redemption price.

                                             No Rights as a Stockholder.  Rights
                                          holders,  as Rights  holders,  have no
                                          independent  rights as stockholders of
                                          FINOVA Group,
including the right to vote or to to FINOVA Group or its stockholders receive dividends, until the Rights for monetary damages for any breach of
are exercised.                            his  or  her   fiduciary   duty  as  a
                                          director,   except  as   provided   by
   Antitakeover  Effects.  The  Rights    Delaware law.
have certain antitakeover effects. The
Rights will  substantially  dilute the       Board of Directors.  FINOVA Group's
ownership interest in our shares of certificate of incorporation and any Acquiring Person. That dilution bylaws divide the board into three
would   impair  the   ability  of  the    classes of directors, with the classes
Acquiring Person to change the to be as nearly equal in number as composition of our board. It also possible. The stockholders elect one
would  impact  its  ability to acquire    class  of  directors  each  year for a
FINOVA  Group on terms not approved by    three-year term.
our board,  including through a tender
offer  at  a  premium  to  the  market       The   classification  of  directors
price, other than through an offer makes it more difficult for conditioned on a substantial number of stockholders to change the composition Rights being acquired. The Rights of the board. At least two annual should not interfere with any merger meetings of stockholders, instead of or business combination approved by one, generally will be required to the board, since we may redeem the change a majority of the board. That Rights before they become exercisable. delay may help ensure that FINOVA
                                          Group's directors,  if confronted by a
   Junior Preferred Stock Not proxy contest, tender or exchange Registered. The Junior Preferred Stock offer or extraordinary corporate is not registered with the SEC or any transaction, would have sufficient other securities administrator. If the time to review the proposal as well as Rights become exercisable, we intend any available alternatives to the to register with the SEC the Junior proposal and to act in what they Preferred Stock exchangeable for the believe to be the best interest of the
Rights.                                   stockholders.    The    classification
                                          provisions  apply to every election of
Certain Other Provisions of the           directors,  regardless  of  whether  a
Certificate of Incorporation, the         change in the composition of the board
Bylaws and Delaware Law                   would be  beneficial  to FINOVA  Group
                                          and its  stockholders  and  whether or
   FINOVA   Group's   certificate   of    not a  majority  of  the  stockholders
incorporation   and   bylaws   contain    believe   that   such  a   change   is
certain  provisions  that  could  make    desirable.
more  difficult  our   acquisition  by
means  of  a  tender  offer,  a  proxy       The classification  provisions also
contest or otherwise. This description could discourage a third party from is only a summary and does not provide initiating a proxy contest, tender
all  the   information   contained  in    offer  or  other   attempt  to  obtain
FINOVA Group's certificate of control of FINOVA Group, even though incorporation and bylaws. To obtain an attempt might be beneficial to copies of these documents, see "Where FINOVA Group and its stockholders. The You Can Find More Information" on page classification of the board thus
6.                                        increases    the    likelihood    that
                                          incumbent  directors will retain their
   Delaware law permits a corporation positions. In addition, because the to eliminate or limit the personal classification provisions may
liability  of  its  directors  to  the    discourage   accumulations   of  large
corporation   or   to   any   of   its    blocks  of  FINOVA  Group's  stock  by
stockholders for monetary damages for purchasers whose objective is to take a breach of fiduciary duty as a control of FINOVA Group and remove a director, except (i) for breach of the majority of the board, the director's duty of loyalty, (ii) for classification of the board could acts or omissions not in good faith or reduce the likelihood of fluctuations which involve intentional misconduct in the market price of the common
or a knowing  violation of law,  (iii)    stock   that   might    result    from
for certain unlawful dividends and accumulations of large blocks. stock purchases and redemptions or Accordingly, stockholders could be
(iv) for any transaction from which deprived of certain opportunities to the director derived an improper sell their shares of common stock at a personal benefit. FINOVA Group's higher market price than otherwise
certificate of incorporation  provides    might be the case.
that no  director  will be  personally
liable                                       Number   of   Directors;   Removal;
                                          Filling   Vacancies.   FINOVA  Group's
                                          certificate of
incorporation  provides that,  subject       The  provisions  of FINOVA  Group's
to any rights of preferred certificate of incorporation and stockholders to elect additional bylaws prohibiting stockholder action
directors        under       specified    by written consent may have the effect
circumstances, the number of directors of delaying consideration of a will be fixed in the manner provided stockholder proposal until the next in the bylaws. FINOVA Group's bylaws annual meeting, unless a special provide that, subject to any rights of meeting is called by the Chairman or holders of preferred stock to elect at the request of a majority of the
directors        under       specified    whole  board.  These  provisions  also
circumstances, the number of directors would prevent the holders of a will be fixed from time to time majority of stock from unilaterally exclusively by directors constituting using the written consent procedure to a majority of the total number of take stockholder action. Moreover, a directors that FINOVA Group would have stockholder could not force if there were no vacancies on the stockholder consideration of a
board,  but must  consist of between 3    proposal  over the  opposition  of the
and 17 directors.                         Chairman  and the  board by  calling a
                                          special meeting of stockholders  prior
   In addition, FINOVA Group's bylaws to the time the Chairman or a majority provide that, subject to any rights of of the whole board believes such
preferred stockholders, and unless the    consideration to be appropriate.
board   otherwise   determines,    any
vacancies  will be filled  only by the       Advance   Notice   Provisions   for
affirmative  vote of a majority of the    Stockholder       Nominations      and
remaining directors, though less than Stockholder Proposals. The bylaws a quorum. Accordingly, absent an establish an advance notice procedure
amendment  to the  bylaws,  the  board    for     stockholders    to    nominate
could prevent any stockholder from directors, or bring other business enlarging the board and filling the before an annual meeting of
new     directorships     with    that    stockholders of FINOVA Group.
stockholder's own nominees.
                                             A person may not be nominated for a
   Under Delaware law, unless director position unless that person otherwise provided in the certificate is nominated by or at the direction of of incorporation, directors serving on the board or by a stockholder who has a classified board may only be removed given appropriate notice to FINOVA by the stockholders for cause. In Group's Secretary during the periods addition, FINOVA Group's certificate noted below prior to the meeting. of incorporation and bylaws provide Similarly, stockholders may not bring that directors may be removed only for business before an annual meeting cause and only upon the affirmative unless the stockholder has given vote of holders of at least 80% of the FINOVA Group's Secretary appropriate voting power of all the then notice of their or its intention to outstanding shares of stock entitled bring that business before the to vote generally in the election of meeting. FINOVA Group's Secretary must directors, voting together as a single receive the nomination or proposal
class.                                    between  70 and  90  days  before  the
                                          first  anniversary of the prior year's
   Stockholder   Action   by   Written    annual  meeting.   If  FINOVA  Group's
Consent;       Special       Meetings.    annual  meeting  date is  advanced  by
Stockholders of FINOVA Group must act more than 20 days or delayed by more only through an annual or special than 70 days from that anniversary meeting. Stockholders cannot act by date, then we must receive the notice written consent in lieu of a meeting. between 90 days before the meeting and Only the Chairman or a majority of the the later of the 70th day before the whole board of FINOVA Group may call a meeting or 10 days after the meeting
special   meeting.   Stockholders   of    date is first publicly announced.
FINOVA  Group  are not  able to call a
special  meeting to  require  that the       If the board  increases  the number
board  do so.  At a  special  meeting,    of  directors   and  if  we  have  not
stockholders  may  consider  only  the    publicly  announced  nominees for each
business  specified  in the  notice of    open  position  within 80 days  before
meeting given by FINOVA Group. the first anniversary of the prior Preferred stockholders may be given year's annual meeting, stockholders
different   rights  from  those  noted    may  nominate  directors  for  the new
above.                                    position, but only those newly created
                                          positions, if FINOVA Group's Secretary
                                          receives  the  notice no later than

10 days following public  announcement    stockholder    nominations   for   the
of that change.                           election of directors or proposals for
                                          action,  these procedures may preclude
   Stockholders may nominate directors    a   contest   for  the   election   of
only at a special meeting by sending directors or the consideration of appropriate notice for receipt by our stockholder proposals if the proper
Secretary between the 90th day before procedures are not followed, and of the meeting and the later of the 70th discouraging or deterring a third day before the meeting or the 10th day party from conducting a solicitation after the first public announcement of of proxies to elect its own slate of
the meeting date.                         directors   or  to  approve   its  own
                                          proposal,  without  regard to  whether
   A stockholder's notice proposing to    consideration   of  such  nominees  or
nominate a person for election as a proposals might be harmful or director must contain certain beneficial to FINOVA Group and its
information,     including,    without    stockholders.
limitation,  the  identity and address
of  the  nominating  stockholder,  the       Preferred  Stock.   FINOVA  Group's
class and number of shares of stock of certificate of incorporation FINOVA Group beneficially owned by the authorizes the board to establish one stockholder and all information or more series of preferred stock and regarding the proposed nominee that to determine, with respect to any would be required to be included in a series of preferred stock, the terms proxy statement soliciting proxies for and rights of such series, including the proposed nominee. A stockholder's (i) the designation of the series,
notice  relating  to  the  conduct  of    (ii)  the  number  of  shares  of  the
business other than the nomination of series, which the board may (except directors must contain certain where otherwise provided by the terms information about that business and of such series) increase or decrease about the proposing stockholder, (but not below the number of shares including, without limitation, a brief thereof then outstanding), (iii) description of the business the whether dividends, if any, will be
stockholder  proposes to bring  before    cumulative  or  noncumulative  and the
the meeting, the reasons for dividend rate of the series, if any, conducting that business at such (iv) the dates at which dividends, if meeting, the name and address of such any, will be payable, (v) the stockholder, the class and number of redemption rights and price or prices, shares of stock of FINOVA Group if any, for shares of the series, (vi) beneficially owned by that stockholder the terms and amounts of any sinking and any material interest of the fund provided for the purchase or stockholder in the business so redemption of shares of the series, proposed. If the Chairman or other (vii) the amounts payable on shares of officer presiding at a meeting the series in the event of any
determines   that  a  person  was  not    voluntary or involuntary  liquidation,
nominated, or other business was not dissolution or winding up of the brought before the meeting, in FINOVA Group's affairs, (viii) whether accordance with these procedures, the the shares of the series will be
person  will  not  be   eligible   for    convertible  into  shares of any other
election as a director, or the class or series, or any other business will not be conducted at the security, of FINOVA Group or any other
meeting, as appropriate.                  corporation,    and,    if   so,   the
                                          specification   of  another  class  or
   Advance notice of nominations or series or another security, the proposed business by stockholders conversion price or prices or rate or gives the board time to consider the rates, any adjustments to the prices qualifications of the proposed or rates, the date or dates as of nominees, the merits of the proposals which the shares shall be convertible and, to the extent deemed necessary or and all other terms and conditions desirable by the board, to inform upon which the conversion may be made, stockholders about those matters. The (ix) restrictions on the issuance of board also may recommend positions shares of the same series or of any regarding those nominees or proposals, other class or series and (x) the so that stockholders can better decide voting rights, if any, of the holders
whether  to attend  the  meeting or to    of shares of the series.
grant a proxy regarding the nominee or
that business.                               FINOVA  Group   believes  that  the
                                          ability  of the  board to issue one or
   Although the bylaws do not give the more series of preferred stock will board any power to approve or provide FINOVA Group with flexibility
disapprove                                in   structuring    possible    future
                                          financings  and  acquisitions,  and in
                                          meeting
other   corporate  needs  which  might    board,      the     certificate     of
arise. The authorized shares of incorporation of a corporation. In preferred stock, as well as shares of addition, a corporation's board may common stock, will be available for adopt, amend or repeal the bylaws if issuance without further action by allowed by the certificate of FINOVA Group's stockholders, unless incorporation. FINOVA Group's approval is required by applicable law certificate of incorporation requires or the rules of any stock exchange or a vote of (i) at least 80% of the automated quotation system on which outstanding shares of voting stock, FINOVA Group's securities are listed voting together as a single class, to or traded. The NYSE currently requires amend provisions of the certificate of stockholder approval in several incorporation relating to the instances, including where the present prohibition of stockholder action or potential issuance of shares could without a meeting; the number, result in an increase in the number of election and term of FINOVA Group's shares of common stock, or in the directors; and the removal of amount of voting securities, directors; (ii) at least 66 2/3% of
outstanding  of at least 20%,  subject    the   outstanding   shares  of  voting
to certain exceptions. If the approval    stock,  voting  together  as a  single
of FINOVA Group's stockholders is not class, to amend the provisions of the required for the issuance of shares of certificate of incorporation relating
preferred  stock or common stock,  the    to   approval   of  certain   business
board  may   determine   not  to  seek    combinations;  and  (iii)  at  least a
stockholder approval.                     majority of the outstanding  shares of
                                          voting  stock,  voting  together  as a
   Although the board has no intention single class, to amend all other at the present time of doing so, it provisions of the certificate of
could  issue  a  series  of  preferred    incorporation.      FINOVA     Group's
stock  that  could,  depending  on its    certificate of  incorporation  further
terms,  impede a merger,  tender offer    provides   that  the   bylaws  may  be
or other takeover attempt. The board amended by the board or by the will make any determination to issue affirmative vote of the holders of at shares with those terms based on its least 80% of the voting power of the judgment as to the best interests of outstanding shares of voting stock,
FINOVA Group and its stockholders. The    voting  together  as a  single  class.
board,  in  so  acting,   could  issue    These       supermajority       voting
preferred   stock  having  terms  that    requirements  make  the  amendment  by
could    discourage   an   acquisition    stockholders  of the  bylaws or of any
attempt in which an acquiror would of the provisions of the certificate change the composition of the board, of incorporation described above more including a tender offer or other difficult, even if a majority of transaction. An acquisition attempt FINOVA Group's stockholders believe could be discouraged in this manner that amendment would be in their best
even if some, or a majority, of FINOVA    interests.
Group's  stockholders might believe it
to be in their  best  interests  or in       Antitakeover  Legislation.  Subject
which stockholders might receive a to certain exceptions, Delaware law premium for their stock over the then does not allow a corporation to engage
current market price of the stock.        in a  business  combination  with  any
                                          "interested    stockholder"    for   a
   Merger/Sale   of   Assets.   FINOVA    three-year  period  following the date
Group's  certificate of  incorporation    that  the   stockholder   becomes   an
provides that certain "business interested stockholder, unless (i) combinations" must be approved by the prior to that date, the board approved holders of at least 66 2/3% of the either the business combination or the voting power of the shares not owned transaction which resulted in the
by an "interested shareholder", unless    stockholder   becoming  an  interested
the business combinations are approved stockholder, (ii) on that date, the by the "Continuing Directors" or meet interested stockholder owned at least certain requirements regarding price 85% of the voting stock of the and procedure. The terms quoted in corporation outstanding at the time
this  paragraph  are  defined  in  the    the transaction  commenced  (excluding
certificate of incorporation.             certain   shares)   or   (iii)  on  or
                                          subsequent to that date, the board and
   Amendment of Certain  Provisions of    66  2/3%  of  the  outstanding  voting
the Certificate of Incorporation and stock not owned by the interested Bylaws. Under Delaware law, stockholder approved the business stockholders may adopt, amend or combination. Except as specified by repeal the bylaws and, with approval Delaware law, an interested
of  the                                   stockholder  includes  (x) any  person
                                          that  is the  owner  of 15% or more of
                                          the  outstanding  voting  stock of the
                                          corporation,  or  is an  affiliate  or
                                          associate of the  corporation  and was
                                          the  owner  of  15%  or  more  of  the
                                          outstanding   voting stock
of the corporation, at any time within    bylaws  do not  exclude  FINOVA  Group
three years  immediately  prior to the    from the  restrictions  imposed  under
relevant  date, and (y) the affiliates    Delaware  law.  These   provisions  of
and associates of that person.            Delaware law may  encourage  companies
                                          interested  in acquiring  FINOVA Group
   Under certain circumstances, to negotiate in advance with the Delaware law makes it more difficult board, since the stockholder approval for an "interested stockholder" to requirement would be avoided if a enter into various business majority of the board approves either combinations with a corporation for a the business combination or the
three-year      period,       although    transaction   which   results  in  the
stockholders may adopt an amendment to    stockholder   becoming  an  interested
a    corporation's    certificate   of    stockholder.
incorporation  or bylaws excluding the
corporation  from those  restrictions.
However, FINOVA Group's certificate of
incorporation   and

                        DESCRIPTION OF DEPOSITARY SHARES

   The  following  summary  of certain    Agreement.  Individuals purchasing the
provisions of the Deposit Agreement, fractional interests in shares of the the depositary shares and depositary related series of preferred stock will receipts is not complete. You should receive depositary receipts according refer to the forms of Deposit to the terms of the offering described
Agreement  and   depositary   receipts    in the supplement.
relating to each  series of  preferred
stock that will be filed with the SEC.    Dividends and Other Distributions
To obtain  copies of these  documents,
see   "Where   You   Can   Find   More       The depositary  will distribute all
Information" on page 2.                   cash    dividends    or   other   cash
                                          distributions    received    for   the
General                                   preferred  stock to the record holders
                                          of depositary shares  representing the
   We may offer  fractional  interests    preferred  stock in  proportion to the
in shares of preferred stock, instead number of depositary shares owned by of shares of preferred stock. If we those holders on the relevant record do, we will have a depositary issue to date. The depositary will distribute the public receipts for depositary only the amount that can be shares, each of which will represent distributed without attributing to any fractional interests of a particular holder of depositary shares a fraction
series of preferred stock.                of one cent. The undistributed balance
                                          will be added to and  treated  as part
   We will deposit shares of any of the next amount received by the series of preferred stock underlying depositary for distribution to record
the depositary shares under a separate    holders of depositary shares.
Deposit    Agreement   (the   "Deposit
Agreement")  between  us and a bank or       If  there is a  distribution  other
trust  company  selected  by us having    than  in  cash,  the  depositary  will
its principal office in the U.S. and distribute property received by it to having a combined capital and surplus the record holders of depositary of at least $50 million. Subject to shares, in proportion, if possible, to the terms of the Deposit Agreement, the number of depositary shares owned
each owner of  depositary  shares will    by   those    holders,    unless   the
be  entitled,  in  proportion  to  the    depositary      determines      (after
applicable fractional interests in consulting with us) that it cannot shares of preferred stock underlying make the distribution. If this occurs, the depositary shares to all the the depositary may, with our approval,
rights   and    preferences   of   the    sell the property and  distribute  the
preferred    stock    underlying   the    net  proceeds  from  the  sale  to the
depositary   shares.    Those   rights    holders of depositary shares.
include dividend,  voting, redemption,
conversion and liquidation rights.           The  Deposit  Agreement  also  will
                                          state how any  subscription or similar
   The   depositary   shares  will  be    rights offered by us to holders of the
evidenced   by   depositary   receipts    preferred stock will be made available
issued  under the  Deposit                to holders of depositary shares.

Conversion and Exchange                   depositary  how to vote the  shares of
                                          preferred   stock   underlying   their
   If any series of preferred stock depositary shares. The depositary will underlying the depositary shares is try, if practical, to vote the number subject to conversion or exchange, of shares of preferred stock each record holder of depositary underlying the depositary shares receipts may convert or exchange the according to the instructions, and we depositary shares represented by those will agree to take all reasonable
depositary receipts.                      action  requested by the depositary so
                                          the    depositary   may   follow   the
Redemption of Depositary Shares           instructions.

   If a series of the preferred  stock    Amendment and Termination of
underlying  the  depositary  shares is    Depositary Agreement
subject to redemption,  the depositary
will redeem the depositary shares from       The form of depositary  receipt and
the proceeds received by the any provision of the Deposit Agreement depositary in the redemption, in whole may be amended by agreement between us or in part, of the series of the and the depositary. However, any
preferred    stock    held    by   the    amendment    that    materially    and
depositary.  The depositary  will mail    adversely  alters  the  rights  of the
notice of redemption within 30 to 60 existing holders of depositary shares days prior to the date fixed for will not be effective unless approved redemption to the record holders of by the record holders of at least a the depositary shares to be redeemed majority of the depositary shares then at their addresses appearing in the outstanding. We or the depositary may depositary's books. The redemption only terminate the Deposit Agreement price per depositary share will equal if (a) all related outstanding the applicable fraction of the depositary shares have been redeemed redemption price per share payable on or (b) there has been a final such series of the preferred stock. distribution of the preferred stock of Whenever we redeem shares of preferred the relevant series in connection with stock held by the depositary, the our liquidation, dissolution or depositary will redeem as of the same winding up and that distribution has redemption date, the number of been distributed to the holders of the
depositary  shares   representing  the    related depositary shares.
preferred stock. The depositary shares
to be redeemed will be selected by lot    Charges of Depositary
or  pro  rata  as  determined  by  the
depositary    when   less   than   all       We will pay all  transfer and other
outstanding  depositary shares will be    taxes and governmental charges arising
redeemed.                                 solely  from  the   existence  of  the
                                          depositary  arrangements.  We will pay
   After the redemption date, the associated charges of the depositary depositary shares redeemed will no for the initial deposit of the longer be outstanding. When this preferred stock and any redemption of occurs, all rights of the holders will the preferred stock. Holders of cease, except the right to receive depositary shares will pay transfer money, securities or other property and other taxes and governmental payable upon such redemption and any charges and any other charges stated money, securities or other property in the Deposit Agreement to be for
that the holders of depositary  shares    their accounts.
were  entitled  to on  the  redemption
upon  surrender to the  depositary  of    Resignation and Removal of
the depositary receipts evidencing the    Depositary
depositary shares redeemed.
                                             The   depositary   may   resign  by
Voting the Preferred Stock                delivering  notice  to us,  and we may
                                          remove the depositary. Resignations or
   Upon   receipt  of  notice  of  any    removals  will  take  effect  upon the
meeting at which the holders of the appointment and acceptance of a preferred stock are entitled to vote, successor depositary. We must appoint the depositary will mail all relevant a successor depositary within 60 days information to the record holders of after delivery of the notice of the depositary shares representing the resignation or removal. The successor preferred stock. The record holders depositary must be a bank or trust
may  instruct  the                        company having its principal office in
                                          the

U.S. and having a combined capital and    Those  obligations  will be limited to
surplus of at least $50 million.          performance  in good  faith of  duties
                                          set forth in the Deposit Agreement. We
Miscellaneous                             and  the   depositary   will   not  be
                                          obligated  to  prosecute or defend any
   The depositary will send to the legal proceeding connected with any holders of depositary shares all depositary shares or preferred stock
reports  and  communications  from  us    unless   satisfactory   indemnity   is
that we must furnish to the holders of    furnished.  We and the  depositary may
preferred stock.                          rely upon written advice of counsel or
                                          accountants,  or information  provided
   We and the depositary will not be by persons presenting preferred stock liable if we are prevented or delayed for deposit, holders of depositary by law or any circumstance beyond our shares, or other persons believed to control in performing our obligations be competent and on documents believed
under  the  Deposit  Agreement.           to be genuine.

                             DESCRIPTION OF WARRANTS

   We  may  issue   warrants  for  the    warrants  and  will  not act for or on
purchase of debt securities, preferred    behalf of the  holders  or  beneficial
stock or  common  stock.  We may issue    owners of  warrants.  This  summary of
warrants independently or together certain provisions of the warrants is with debt securities, common stock or not complete. You should refer to the preferred stock or attached to or provisions of the Warrant Agreement separate from the offered securities. that will be filed with the SEC as We will issue each series of warrants part of the offering of any warrants. under a separate warrant agreement (a To obtain a copy of this document, see "Warrant Agreement") between us and a "Where You Can Find More Information"
bank  or  trust  company,  as  warrant    on page 2.
agent.  The  warrant  agent  will  act
solely as our  agent for the

                              PLAN OF DISTRIBUTION

   FINOVA Group and FINOVA Capital may underwriters and subject to their offer securities directly or through right to reject orders in whole or in
underwriters,  dealers or agents.  The    part.
supplement    will   identify    those
underwriters,  dealers  or agents  and       FINOVA Group and FINOVA Capital may
will     describe    the    plan    of    sell   securities   to   dealers,   as
distribution. If we do not name a firm principals. Those dealers then may in the supplement, that firm may not resell the securities to the public at directly or indirectly participate in varying prices set by those dealers
any underwriting of those  securities,    from time to time.
although  it  may  participate  in the
distribution   of   securities   under       FINOVA  Group  and  FINOVA  Capital
circumstances entitling it to a also may offer securities through dealer's allowance or agent's agents. Agents generally act on a
commission.                               "best   efforts"  basis  during  their
                                          appointment,   meaning  they  are  not
   Any underwriting agreement probably    obligated to purchase securities.
will  entitle  the   underwriters   to
indemnity    against   certain   civil       Dealers  and agents may be entitled
liabilities under the Federal to indemnification as underwriters by securities laws and other laws. The us against certain liabilities under underwriters' obligations to purchase the Federal securities laws and other
securities  will be subject to certain    laws.
conditions  and generally will require
them to purchase all of the securities       FINOVA Group and FINOVA  Capital or
if any are purchased.                     the underwriters or agents may solicit
                                          offers by institutions  approved by us
   Unless otherwise noted in the to purchase securities under contracts supplement, the securities will be providing for future payment. offered by the underwriters, if any, Permitted institutions include
when,   as  and  if   issued   by  us,    commercial    and    savings    banks,
delivered   to  and  accepted  by  the    insurance  companies,  pension  funds,
                                          investment companies, educational and
charitable institutions and others. securities in the open market after Certain conditions apply to those the distribution is completed to cover
purchases.                                short  positions.  Penalty bids permit
                                          the  underwriters to reclaim a selling
   Any   underwriter   may  engage  in    concession  from  a  dealer  when  the
over-allotment,            stabilizing    securities   originally  sold  by  the
transactions,      short      covering    dealer  are  purchased  in a  covering
transactions and penalty bids in transaction to cover short positions. accordance with Regulation M under the Those activities may cause the price Securities Exchange Act of 1934. of the securities to be higher than it Over-allotment involves sales in would otherwise be. If commenced, the excess of the offering size, which underwriters may discontinue those
creates a short position.  Stabilizing    activities at any time.
transactions  permit  bids to purchase
the underlying security so long as the       The  supplement  will set forth the
stabilizing   bids  do  not  exceed  a    anticipated   delivery   date  of  the
specified   maximum.   Short  covering    securities being sold at that time.
transactions  involve purchases of the

                                  LEGAL MATTERS

   Unless otherwise noted in a Assistant General Counsel of FINOVA supplement, William J. Hallinan, Esq., Capital, will pass on the legality of Senior Vice President-General Counsel the securities offered through this of FINOVA Group and FINOVA Capital, or prospectus and any supplement. Brown & Richard Lieberman, Esq., Vice Wood LLP will act as counsel for any President-Assistant General Counsel of underwriters or agents, unless
FINOVA  Group  and                        otherwise noted in a supplement.

                                     EXPERTS

   Deloitte & Touche LLP, independent year ended December 31, 1996. The auditors, have audited the financial financial statements are incorporated statements for FINOVA Group and FINOVA into this prospectus by reference in Capital incorporated in this reliance upon their report given upon prospectus by reference from our their authority as experts in
Annual Reports on Form 10-K for the       accounting and auditing.
                                       23

==========================================    ==================================



You  should  rely only on the  information
contained in or  incorporated by reference
in this prospectus.  We have authorized no
one  to   provide   you   with   different
information                                             $2,000,000,000

                                                     THE FINOVA GROUP INC.
We  are  not  making  an  offer  of  these        FINOVA CAPITAL CORPORATION
securities in any location where the offer
is not permitted.
                                                Debt Securities, Common Stock,
                                              Preferred Stock, Depositary Shares
You should not assume that the information               and Warrants
in this prospectus, including information incorporated by reference, is accurate as of any date other than the date on the front of the prospectus.



------------------------------------------

           Table of Contents

                                      Page
                                      ----

Where You Can Find More Information      2
The Companies                            2
Selected Financial Information           5
Ratio Of Income To Total Fixed Charges   6
Ratio Of Income To Combined Fixed
  Charges And Preferred Stock Dividends  6            ----------------
Special Note Regarding Forward-                          PROSPECTUS
  Looking Statements                     6            ----------------
Use Of Proceeds                          7
Description Of Debt Securities           7
Description Of Capital Stock            14
Description Of Depositary Shares        20
Description Of Warrants                 22
Plan Of Distribution                    22
Legal Matters                           23
Experts                                 23


                                                      __________, 1997


==========================================    ==================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The estimated amounts of the expenses of and related to the offering are as follows:

         Registration fee................................           $606,060.60
         Rating agency fees*.............................         $1,000,000.00
         Printing fees*..................................           $100,000.00
         Legal fees and expenses*........................            $50,000.00
         Accounting fees and expenses*...................           $275,000.00
         Blue sky fees and expenses*.....................             $3,000.00
         New York Stock Exchange listing fees*...........            $20,000.00
         Trustee fees and expenses*......................           $200,000.00
         Miscellaneous expenses*.........................             $5,939.40
                                                                  -------------
                           Total*........................         $2,260,000.00
                                                                  -------------

-----------
*Estimated

Item 15.  Indemnification of Directors and Officers

         The General Corporation Law of the State of Delaware (the "DGCL"), the state of incorporation of each of the Registrants, and the Certificate of Incorporation and Bylaws of each of the Registrants provide for indemnification of directors and officers. Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         Directors and officers of each of the Registrants are covered under policies of directors' and officers' liability insurance with coverage aggregating $100,000,000. The directors serving each of the Registrants are parties to Indemnification Agreements with each respective Registrant (the "Indemnification Agreements"). The Indemnification Agreements provide substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and Bylaws and are designed to provide greater assurance to the directors that indemnification will be available because as contracts, the Indemnification Agreements may not be unilaterally modified by the Registrants' Boards of Directors or stockholders. The Indemnification Agreements generally are intended to provide indemnification for any amounts a director is legally obligated to pay because of claims arising out of the director's service to the Registrants or any other subsidiary of the Registrants.

Item 16.  Exhibits

         1.1      Form of Senior Debt Securities Underwriting Agreement
         4.1 Restated Certificate of Incorporation of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.A to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
         4.2 Amended and Restated Bylaws of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.B to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995)
         4.3 Amended and Restated Rights Agreement between The FINOVA Group Inc. and Bank One, Arizona, N.A. (incorporated by reference to
                  Exhibit 4.1 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated September 21, 1995)
         4.4 Form of Junior Participating Preferred Share Purchase Right (included as an exhibit to Exhibit 4.3 above)
         4.5 Acceptance of Successor Trustee to Appointment under Rights Agreement (incorporated by reference to Exhibit 4 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated November 30, 1995)
         4.6 Amended and Restated Certificate of Incorporation of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.A to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
         4.7 Bylaws of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.B to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31,
                  1996)
         4.8 Form of Indenture between FINOVA Capital Corporation and The First National Bank of Chicago, as Trustee
         4.9      Form of Convertible Debt Security*
         4.10     Form of Preferred Stock Certificate of Designations*
         4.11     Form of Fixed Rate Note
         4.12     Form of Floating Rate Note
         4.13     Form of Deposit Agreement*
         4.14     Form of Deposit Receipt*
         4.15     Form of Warrant*
         4.16     Form of Warrant Agreement*
         5.1 Opinion of Richard Lieberman, Esq. as to the legality of the securities to be issued
         12.1     Statement of Computation of Ratios of The FINOVA Group Inc.
         12.2     Statement  of   Computation   of  Ratios  of  FINOVA   Capital
                  Corporation
         23.1     Consent of Deloitte & Touche LLP
         23.2     Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature pages hereto)
         25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago, as Trustee
         -----------------------------------------------------------------------
         *To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement

Item 17.  Undertakings

         The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrants hereby further undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrants hereby further undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of October, 1997.

                                        THE FINOVA GROUP INC.


                                        By: /s/ Samuel L. Eichenfield
                                            -------------------------------
                                            Samuel L. Eichenfield
                                            Chairman, President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The FINOVA Group Inc., hereby severally constitute Samuel L. Eichenfield, Robert J. Fitzsimmons and William J. Hallinan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable The FINOVA Group Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                                 Date
                ---------                                          -----                                 ----

/s/ Samuel L. Eichenfield                        Director, Chairman, President and                 October 16, 1997
------------------------------------             Chief Executive Officer (Principal
Samuel L. Eichenfield                            Executive Officer)


/s/ Bruno A. Marszowski                          Senior Vice President-Controller and              October 16, 1997
------------------------------------             Chief Financial Officer (Principal
Bruno A. Marszowski                              Financial and Accounting Officer)


/s/ Robert H. Clark, Jr.                         Director                                          October 16, 1997
------------------------------------
Robert H. Clark, Jr.


/s/ G. Robert Durham                             Director                                          October 16, 1997
------------------------------------
G. Robert Durham


/s/ James L. Johnson                             Director                                          October 16, 1997
------------------------------------
James L. Johnson


/s/ Kenneth R. Smith                             Director                                          October 16, 1997
------------------------------------
Kenneth R. Smith


/s/ Shoshana B. Tancer                           Director                                          October 16, 1997
------------------------------------
Shoshana B. Tancer


/s/ John W. Teets                                Director                                          October 16, 1997
------------------------------------
John W. Teets

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of October, 1997.

                                        FINOVA CAPITAL CORPORATION


                                        By: /s/ Samuel L. Eichenfield
                                            -------------------------------
                                            Samuel L. Eichenfield
                                            Chairman, President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of FINOVA Capital Corporation, hereby severally constitute Samuel L. Eichenfield, Robert J. Fitzsimmons and William J. Hallinan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable FINOVA Capital Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                                 Date
                ---------                                          -----                                 ----


/s/ Samuel L. Eichenfield                        Director, Chairman, President and                 October 16, 1997
------------------------------------             Chief Executive Officer (Principal
Samuel L. Eichenfield                            Executive Officer)


/s/ Bruno A. Marszowski                          Senior Vice President-Controller and              October 16, 1997
------------------------------------             Chief Financial Officer (Principal
Bruno A. Marszowski                              Financial and Accounting Officer)


/s/ Robert J. Fitzsimmons                        Director                                          October 16, 1997
------------------------------------
Robert J. Fitzsimmons


/s/ W. Carroll Bumpers                           Director                                          October 16, 1997
------------------------------------
W. Carroll Bumpers


/s/ Gregory C. Smalis                            Director                                          October 16, 1997
------------------------------------
Gregory C. Smalis

                                  EXHIBIT INDEX

Exhibit No.       Description

         1.1      Form of Senior Debt Securities Underwriting Agreement
         4.1 Restated Certificate of Incorporation of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.A to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
         4.2 Amended and Restated Bylaws of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.B to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995)
         4.3 Amended and Restated Rights Agreement between The FINOVA Group Inc. and Bank One, Arizona, N.A. (incorporated by reference to
                  Exhibit 4.1 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated September 21, 1995)
         4.4 Form of Junior Participating Preferred Share Purchase Right (included as an exhibit to Exhibit 4.3 above)
         4.5 Acceptance of Successor Trustee to Appointment under Rights Agreement (incorporated by reference to Exhibit 4 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated November 30, 1995)
         4.6 Amended and Restated Certificate of Incorporation of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.A to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
         4.7 Bylaws of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.B to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31,
                  1996)
         4.8 Form of Indenture between FINOVA Capital Corporation and The First National Bank of Chicago, as Trustee
         4.9      Form of Convertible Debt Security*
         4.10     Form of Preferred Stock Certificate of Designations*
         4.11     Form of Fixed Rate Note
         4.12     Form of Floating Rate Note
         4.13     Form of Deposit Agreement*
         4.14     Form of Deposit Receipt*
         4.15     Form of Warrant*
         4.16     Form of Warrant Agreement*
         5.1 Opinion of Richard Lieberman, Esq. as to the legality of the securities to be issued
         12.1     Statement of Computation of Ratios of The FINOVA Group Inc.
         12.2     Statement  of   Computation   of  Ratios  of  FINOVA   Capital
                  Corporation
         23.1     Consent of Deloitte & Touche LLP
         23.2     Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature pages hereto)
         25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago, as Trustee
         -----------------------------------------------------------------------
         *To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to this Registration Statement